UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on December 18, 2007, Scientific Learning Corporation, a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with JTT Holdings Inc. dba Soliloquy Learning, a Delaware corporation (“JTT”), pursuant to which the Company, among other things, agreed to acquire from JTT the Soliloquy Reading Assistant™ and substantially all of the other assets of the Soliloquy Learning business (the “Acquisition”).

On January 7, 2008, the Company and JTT entered into Amendment No. 1 (the “Amendment”) to the Purchase Agreement thereby adding and removing certain specified contracts to be assumed by the Company in the acquisition and expanding certain indemnification obligations of JTT (the “Amendment”) (the Purchase Agreement as amended by the Amendment is referred to herein as the “Amended Purchase Agreement”).

On January 7, 2008, the Company completed the Acquisition pursuant to the Amended Purchase Agreement. Under the terms of the Amended Purchase Agreement, the Company paid at closing an aggregate amount in cash equal to Nine Million Six Hundred Eighty-Two Thousand Two Hundred Ninety-Six Dollars ($9,682,296) and retained an amount equal to One Million Two Thousand Seven Hundred Sixty-Four Dollars ($1,002,764) in satisfaction of outstanding indebtedness owed by JTT to the Company. Of the aggregate cash amount, One Million Seventy Thousand Dollars ($1,070,000) was withheld at the closing and placed into a third party escrow to secure JTT’s indemnification obligations to the Company under the Purchase Agreement. The Company assumed certain specified liabilities associated with the Soliloquy business pursuant to the Amended Purchase Agreement.

Other than as described above, there are no material relationships between the Company and its affiliates on the one hand and JTT and its affiliates on the other hand.

The foregoing description of the Amended Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s report on Form 8-K filed on December 21, 2007 and incorporated by reference herein, and to the full text of the Amendment, a copy of which shall be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2008. Neither the Purchase Agreement nor the Amendment are intended to provide any other factual information about the Company, JTT or the Soliloquy Learning business. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement and Amendment are qualified by information in disclosure schedules and amended disclosure schedules provided by JTT in connection with the signing of the Purchase Agreement and Amendment. These disclosure schedules and amended disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement and Amendment. Moreover, certain representations and warranties set forth in the Purchase Agreement and Amendment were used for the purpose of allocating risk between the Company and JTT rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement or Amendment as characterizations of the actual state of facts about the Company, JTT or the Soliloquy Learning business.

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 1.01 above is incorporated by reference herein in its entirety.

2.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 71 days after the date that this initial report must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 71 days after the date that this initial report must be filed.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Date: January 10, 2008	By: /s/ Linda L. Carloni

Title: Vice President and General Counsel

4.